                            PROPERTY MANAGEMENT AGREEMENT

                                    by and between

                         HAHN PROPERTY MANAGEMENT CORPORATION

                                         and

                                   ANITA ASSOCIATES

                                         for

                               SANTA ANITA FASHION PARK

                                          in

                                 Arcadia, California

                            PROPERTY MANAGEMENT AGREEMENT
                              (Santa Anita Fashion Park)

                                  TABLE OF CONTENTS

ARTICLE                                                                     PAGE
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
          INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

          RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Recital A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Recital B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          Recital C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

   I      APPOINTMENT OF MANAGER AND GENERAL DUTIES
          AND STANDARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.1    Appointment . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.2    General Duties. . . . . . . . . . . . . . . . . . . . . . . . 1
          1.3    Status of the Parties . . . . . . . . . . . . . . . . . . . . 2
          1.4    Continuing Standards. . . . . . . . . . . . . . . . . . . . . 2

  II      SPECIFIC DUTIES AND RIGHTS . . . . . . . . . . . . . . . . . . . . . 2
          2.1    Action Authorized with Respect to Leases. . . . . . . . . . . 2
          2.2    Leasing Services. . . . . . . . . . . . . . . . . . . . . . . 3
          2.3    Legal Services. . . . . . . . . . . . . . . . . . . . . . . . 3
          2.4    Marketing Services. . . . . . . . . . . . . . . . . . . . . . 4
          2.5    Special Services with Respect to
                 Major Department Stores . . . . . . . . . . . . . . . . . . . 4
          2.6    Special Services with Respect to Condemnation . . . . . . . . 4
          2.7    Conflict with Partnership Agreement . . . . . . . . . . . . . 4
          2.8    Approval of Limited Partner . . . . . . . . . . . . . . . . . 4
          2.9    Annual Plan . . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.10   REA and Ground Lease Obligations. . . . . . . . . . . . . . . 5

 III      OPERATION AND MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . 5
          3.1    Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . 5
          3.2    Utilities and Equipment . . . . . . . . . . . . . . . . . . . 6
          3.3    Approval of Contracts and Other Agreements. . . . . . . . . . 6
          3.4    Compliance with Governmental Orders . . . . . . . . . . . . . 6
          3.5    Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          3.6    Other Services. . . . . . . . . . . . . . . . . . . . . . . . 6

  IV      PROCEDURES FOR THE DEPOSIT AND DISBURSEMENT
          OF REVENUES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          4.1    Deposit of Collections. . . . . . . . . . . . . . . . . . . . 7
          4.2    Authorized Expenditures . . . . . . . . . . . . . . . . . . . 7
          4.3    Fidelity Insurance. . . . . . . . . . . . . . . . . . . . . . 8
          4.4    Insufficient Gross Income . . . . . . . . . . . . . . . . . . 8

   V      FINANCIAL RECORDS AND REPORTS. . . . . . . . . . . . . . . . . . . . 8
          5.1    Inspection and Audit of Records . . . . . . . . . . . . . . . 8
          5.2    Monthly and Annual Reports. . . . . . . . . . . . . . . . . . 8
          5.3    Annual Operating Budget . . . . . . . . . . . . . . . . . . . 9
          5.4    Returns Required By Law . . . . . . . . . . . . . . . . . . . 9

  VI      EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          6.1    Expenses of Owner . . . . . . . . . . . . . . . . . . . . . . 9
          6.2    Reimbursement By Tenants And Parties To REA . . . . . . . . . 9
          6.3    Estimate of Expense . . . . . . . . . . . . . . . . . . . . .10

 VII      COMPENSATION OF MANAGER. . . . . . . . . . . . . . . . . . . . . . .10
          7.1    Management Fee. . . . . . . . . . . . . . . . . . . . . . . .10
          7.2    Leasing Commission. . . . . . . . . . . . . . . . . . . . . .10
          7.3    Extraordinary Services Fee. . . . . . . . . . . . . . . . . .11
          7.4    Condemnation Fee. . . . . . . . . . . . . . . . . . . . . . .11
          7.5    Documentation Fees. . . . . . . . . . . . . . . . . . . . . .11

VIII      INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
          8.1    Owner's Insurance Requirements. . . . . . . . . . . . . . . .11
          8.2    Manager's Insurance Requirements. . . . . . . . . . . . . . .12
          8.3    Compliance with Insurance Requirements. . . . . . . . . . . .12
          8.4    Waiver of Subrogation . . . . . . . . . . . . . . . . . . . .12

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                            PROPERTY MANAGEMENT AGREEMENT
                              (Santa Anita Fashion Park)

                            TABLE OF CONTENTS (Continued)

ARTICLE          PAGE
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
  IX      TERMS, RENEWALS AND CANCELLATIONS. . . . . . . . . . . . . . . . . .12
          9.1    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
          9.2    Renewals. . . . . . . . . . . . . . . . . . . . . . . . . . .12
          9.3    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . .13
          9.4    Termination Due to Bankruptcy . . . . . . . . . . . . . . . .13
          9.5    Procedures Upon Cancellation or Termination . . . . . . . . .13

   X      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .14
          10.1   Indemnification . . . . . . . . . . . . . . . . . . . . . . .14
          10.2   Assignability . . . . . . . . . . . . . . . . . . . . . . . .14
          10.3   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .14
          10.4   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .14
          10.5   Governing Jurisdiction/Partial Invalidity . . . . . . . . . .14
          10.6   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .15
          10.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .15
          10.8   No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .15
          10.9   Estoppel Certificate. . . . . . . . . . . . . . . . . . . . .15
          10.10  Interpretation. . . . . . . . . . . . . . . . . . . . . . . .16
          10.11  Cumulative Remedies . . . . . . . . . . . . . . . . . . . . .16
          10.12  Gender; Singular/Plural . . . . . . . . . . . . . . . . . . .16
          10.13  Competitive Business. . . . . . . . . . . . . . . . . . . . .16
          10.14  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .16

          SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

                               LIST OF EXHIBITS

EXHIBIT A  -   Illustration of Project
EXHIBIT B  -   Description of Project
EXHIBIT C  -   Articles 8, 9 and 28 of the Partnership Agreement
EXHIBIT D  -   Documentation Fees

                            PROPERTY MANAGEMENT AGREEMENT
                              (Santa Anita Fashion Park)

      -----------------------------------------------------------------------

      THIS PROPERTY MANAGEMENT AGREEMENT ("Agreement"), which shall be effective as of the first day of January, 1989 (hereinafter referred to as the "Effective Date"), is made by and between ANITA ASSOCIATES, a California limited partnership (hereinafter referred to as "Owner"), and HAHN PROPERTY MANAGEMENT CORPORATION, a California corporation, (hereinafter referred to as "Manager").

                                       RECITALS

      A. Owner is the Lessee under that certain Ground Lease, dated April 6, 1972, as amended and restated by Ground Lease I, dated January 14, 1974, and as further amended by Amendment to Ground Lease I, dated April 1, 1977 (the "Ground Lease"), of certain land and improvements thereon consisting of a regional shopping center commonly known as "Santa Anita Fashion Park," located in the City of Arcadia, County of Los Angeles, State of California, and more particularly described and illustrated in Exhibits A and B attached hereto and made a part hereof, hereinafter called the "Project."

      B. The Project, together with the parcels of land and improvements thereon owned by or leased to certain major departments stores, is subject to a Construction, Operation and Reciprocal Easement Agreement, dated January 19, 1978, recorded in Book 78, at Page 71491, in the officials records of Los Angeles County (hereinafter referred to as the "REA"), by and among Owner, J.C. Penney Properties, Inc., and Broadway-Hale Stores, Inc. (the "Majors"). The Majors and any other major department stores which lease buildings or parts thereof from Owner, are hereinafter referred to as "Major Department Stores." The Major Department Store parcels subject to the REA shall hereinafter be considered a part of the above-referenced Project.
Capitalized terms used in this Agreement which are not defined herein, shall have the same meaning in this Agreement as the same are defined in the REA.

      C. Owner desires that Manager manage the Project as Owner's sole and exclusive managing agent, with the responsibility for marketing, management, operations, maintenance, leasing and servicing the Project and for the performance on behalf of Owner of certain obligations of Owner as lessor under all leases of space in the Project and under the REA. Manager desires to accept such employment, subject to the terms and conditions hereinafter set forth.

                                        TERMS

      NOW, THEREFORE, in consideration of the mutual agreements of the parties hereinafter set forth, and other good and valuable consideration, it is hereby agreed as follows:

                                      ARTICLE I

                                APPOINTMENT OF MANAGER
                           AND GENERAL DUTIES AND STANDARDS

      1.1 APPOINTMENT. As specified more particularly below, Owner hereby hires and designates Manager as its sole authorized manager and exclusive leasing agent for the Project. Manager, by its execution hereof, does hereby accept such appointment upon and in accordance with the terms hereof.

      1.2 GENERAL DUTIES. Manager shall establish an on-site property management team and shall perform its duties hereunder in a diligent, careful and vigilant manner so as to manage, operate, lease, maintain and service the Project as a shopping center in the State in which the Project is located. The services of Manager hereunder shall be of scope and quality not less than those generally performed by professional property managers of other shopping centers in the area in which the Project is located. Manager shall provide to Owner the full benefit of the judgment, experience and advice of the members of Manager's organization and staff and will perform services as may be reasonably requested by Owner in marketing, operating, maintaining, servicing and leasing the Project. Manager shall use due care in the selection and supervision of all employees and independent contractors who shall operate and maintain the Project. Manager shall oversee the activities and performance of all of its employees and independent contractors retained to carry out this Agreement.

      1.3 STATUS OF THE PARTIES. In the performance of its services under this Agreement, Manager shall act as an independent contractor. However, where Manager contracts on behalf of Owner with third-party vendors, contractors or service agents, Manager shall do so as an agent of Owner and shall represent the same to any such third-party vendor, contractor or service agent. Nothing in this Agreement, or in the relationship between Owner and Manager, shall be deemed to constitute a partnership or joint venture.

      1.4 CONTINUING STANDARDS. Manager agrees, notwithstanding the authority granted herein, to confer fully and freely with Owner in the performance of its duties, and to continue to remain informed regarding the Project.
Notwithstanding the authority granted herein, Manager further agrees to abide by those standards and instructions which Owner may issue from time to time regarding the operating of the Project.

                                      ARTICLE II

                              SPECIFIC DUTIES AND RIGHTS

      Without limiting the general duties and standards described in ARTICLE 1, above, or arising under any other provisions of this Agreement, Manager shall perform the following services.

      2.1   ACTION AUTHORIZED WITH RESPECT TO LEASES.

            (a)   Commencing on the Effective Date, as that term is defined in
ARTICLE IX, Manager shall perform all duties of Owner as lessor under the leases with Project tenants and Major Department Stores leasing space in the Project (collectively referred to as "Tenants") so that said leases shall remain in full force and effect.

            (b) Commencing on the Effective Date, Manager shall collect all rent and other monies due from Tenants and any sums otherwise due Owner with respect to the Project in the ordinary course of business (hereinafter referred to as "Rent"). Owner authorizes Manager, as appropriate, to request or demand (either orally or in writing) that Tenants pay Rent and to receive and collect all Rent on behalf of Owner. Subsequent to the specific authorization of Owner, Manager shall institute legal proceedings in the name of Owner or Manager for the collection of delinquent Rents and other charges and for the dispossession of Tenants and other persons from the Project as an extraordinary legal service pursuant to SECTION 2.3, below. Manager shall deposit promptly all monies so collected on behalf of Owner in a separate bank account or accounts of Owner established pursuant to ARTICLE IV, below. Except as specifically provided for in SECTION 4.1, Manager shall not commingle funds in such account or accounts with any funds of Manager.

            (c) Commencing on the date Manager's right to lease becomes effective as described in SECTION 2.2, Manager is authorized to negotiate all new leases, lease renewals and any assignments, amendments or terminations thereof. However, Manager shall not hold itself out as having the authority to execute or approve any leases, assignments, amendments or terminations thereof without the prior written approval of Owner.

            (d) Should Manager, during the term of this Agreement, provide to a Tenant any services in addition to the above, which are not provided for under the leases and for which a separate charge is made (hereinafter called "Additional Services"), then the charge made to the Tenant for Additional Services shall be paid to and retained by Manager for its own account. Manager shall notify Owner of its intention to provide Additional Services to a Tenant or Tenants where such services will be substantial in nature and will directly affect the operation of the Project. Owner shall have the right to prohibit Manager from undertaking such services if, in its reasonable business judgment, the performance by Manager of the Additional Services would adversely affect the professional relationship and corresponding rights and duties created by this Agreement. Manager shall pay all costs and expenses associated with the Additional Services.

      2.2 LEASING SERVICES. Commencing on the Effective Date, Manager shall have the exclusive right to lease space in the Project. Manager shall use its best efforts to negotiate and procure new leases and lease renewals for Owner on terms and conditions most favorable to Owner. All leases shall be negotiated on terms and conditions and in a form acceptable to Owner. Upon execution of this Agreement, Owner shall provide Manager with a copy of the standard lease which Owner requires to be used, subject to negotiated modifications, for any vacant space in the Project. Manager shall prepare all documentation for any lease transaction, including without limitation, new leases, lease renewals, assignments and terminations.

            Manager reserves the right to delegate the leasing of space in the Project, or a portion thereof, to third-party leasing agents or brokers, who are not parties to this Agreement, if, in Manager's professional opinion, such delegation is in the best interests of Owner. However, prior to such delegation by Manager, Manager will procure the approval of Owner to that delegation. In the event a delegation is made to a third-party agent or broker, or if a third-party agent or broker secures a Tenant for the Project, Manager shall be entitled to receive its commission in accordance with ARTICLE 7, SECTION 7.2(v). Manager shall, at all times, exercise good faith and act with the best interests of the Owner in mind when dealing with third-party agents and brokers. Leasing commissions will be paid from the Account as defined in ARTICLE 4, SECTION 4.1 hereof.

            If within one hundred and eighty (180) days after the expiration or termination of this Agreement, or any extension thereof, any lease is entered into by Owner in the Project with a person or entity (i) with whom Manager had been negotiating, actively within one hundred and eighty (180) days prior to said expiration or termination and whose name Manager had provided to Owner upon said expiration or termination with a list of all other persons or entities with whom Manager had been negotiating, or (ii) whose proposed lease had been submitted to Owner within one hundred and eighty (180) days prior to said expiration or termination, then the leasing commission for such Lease(s) shall be due and payable to Manager by Owner.

      2.3 LEGAL SERVICES. Manager shall retain attorneys to provide legal counseling to the extent Manager, in its reasonable business judgment, deems such to be necessary or advisable to the efficient and prudent operation and management of the Project. Said counseling shall include advice on the interpretation of legal rights and duties, the proper procedure for the enforcement of lease terms and the preliminary protection of Owner's rights. Manager shall be entitled to bill Owner, independently of this Agreement, for any legal services provided by Manager's in-house attorneys on behalf of Owner and said services shall be considered extraordinary legal services outside the scope of normal management services.

      Before any lawsuit, in excess of Twenty-Five Thousand and No/100
Dollars, is commenced in Owner's name, Manager shall notify Owner of the need for such action, and Owner shall promptly direct Manager as to the course of action Owner desires Manager to take. Manager may recommend, but Owner shall select, those attorneys who are to carry out and supervise the legal action. Manager shall advise Owner promptly, with confirmation in writing, of the service on Manager or Owner of any summons, notice to appear, subpoena or other legal process, including any notices, letters, or other communication asserting an actual or alleged liability of the Owner of the Project.

     2.4 MARKETING SERVICES. In the event Owner requires the Tenants to establish a Merchants' Association or, in the alternative, to contribute to a Marketing or Advertising Fund, Manager shall perform Owner's administrative duties in connection therewith. In this regard, Manager shall retain the services of a Marketing Director, who together with Manager's entire organization, shall provide specialized marketing services to the Project through the use of multimedia advertising campaigns, general programs and special events designed to create an identifiable image for the Project within its trade area. The compensation (gross salary and wages, payroll taxes, workers' compensation and other salary and wage benefits) of the Marketing Director and all other personnel hired to perform secretarial and clerical functions is an expense of Manager and shall be paid as an expense of the Merchants' Association, or in the alternative, an expense of the Marketing or Advertising Fund if said fund is established. The amount of compensation as well as any other expenses of the Marking Director and all other personnel hired to perform secretarial and clerical functions is as set forth in the approved marketing plan as defined in the governing documents of the Merchants' Association and the budget for the Marketing or Advertising Fund as approved by Owner.

     2.5 SPECIAL SERVICES WITH RESPECT TO MAJOR DEPARTMENT STORES. Owner shall provide Manager with copies of the REA and other agreements existing between Owner and the Major Department Stores if Owner intends that Manager perform Owner's obligations set forth in said agreements. Manager shall review and familiarize itself with Owner's obligations under said agreements and consult with Owner to determine those obligations which Manager shall perform on behalf of Owner. In addition, Manager shall enforce Owner's rights under said agreements which shall include, if requested by Owner, billing each Major Department Store for its share of the costs incurred in the operation and maintenance of the common areas and enclosed mall. In the event any Major Department Store shall fail to perform any of its obligations as set forth in said agreements, Manager shall promptly notify Owner of such event and consult with Owner as to the appropriate course of action to be taken by Manager.

     2.6 SPECIAL SERVICES WITH RESPECT TO CONDEMNATION. Upon request by Owner, Manager shall act on behalf of Owner in eminent domain proceedings for the condemnation of the Project or any portion thereof, and in consultation with Owner, employ independent real estate experts for appraisal and testimony in connection with such proceedings. Manager shall make recommendations as to the advisability of compromise or settlement of any such proceedings.

     2.7 CONFLICT WITH PARTNERSHIP AGREEMENT. In the event any term, covenant or condition contained in this Agreement conflicts with any term, covenant or condition contained in the Anita Associates Articles of Limited Partnership (dated April 6, 1972), as amended, hereinafter referred to as "Partnership Agreement," by and between Hahn-UPI, a California limited partnership, as general partner, and Santa Anita Realty Enterprises, Inc., as limited partner, the Partnership Agreement shall prevail.

     2.8 APPROVAL OF LIMITED PARTNER. Notwithstanding anything to the contrary in this Agreement, Manager shall take no action which, pursuant to the Partnership Agreement, requires approval of Owner's limited partner, Santa Anita Realty Enterprises, Inc., hereinafter referred to as "Company," without first obtaining said approval. Actions requiring approval of the Company are described in Articles 8, 9 and 28 of the Partnership Agreement. A copy of said Articles is attached hereto, marked "EXHIBIT C," and incorporated by reference herein.

     2.9 ANNUAL PLAN. Prior to the commencement of each calendar year during the term of this Agreement, Manager shall prepare an annual plan, hereinafter referred to as "Annual Plan," indicating development and operation activities reasonably anticipated to occur in the said calendar year based upon Manager's projection of such activities. The Annual Plan shall be submitted to the Owner and Company for their approval (which will not be unreasonably withheld or delayed, and in the event the Owner and/or Company disapproves the Annual Plan, Manager shall revise it to meet the objections of the Owner and/or Company. The Annual Plan shall include, but not be limited to, the following:

      (a) A statement of proposed sources of funds for development during said calendar year and the uses of said funds, said statement to provide a quarterly breakdown;

      (b) A description of all leases expected to be entered into during said calendar year, and a general schedule of proposed leasing terms and arrangements together with the standard form of lease to be used for mall Tenants;

      (c) A description of all construction contracts expected to be entered into during said calendar year;

      (d) A description of all maintenance and operation costs expected to be incurred during said calendar year; and

      (e)   The annual operating budget described in SECTION 5.3 hereof.

Manager shall not take any action which materially deviates from the terms of the Annual Plan without obtaining the prior written consent of Company and Owner. Manager shall secure Owner's and Company's approval of all Project Tenants and of the terms of any new or renegotiated leases with new or current Project Tenants.

     2.10   REA AND GROUND LEASE OBLIGATIONS.

      (a) REA OBLIGATIONS. Manager shall perform all duties of Owner as Developer and Operator under the REA for operation, maintenance and day-to-day management of the Project, so that no default or event of default on the part of the Developer or Operator shall occur thereunder and the REA shall remain in full force and effect. Without limiting the generality of the foregoing, Manager shall arrange for and supervise the performance of all duties of Operator as set forth in the REA for operation, maintenance, servicing, repair and replacement of the Project including, but not limited to, the Common Areas and Enclosed Mall.

      (b) GROUND LEASE OBLIGATIONS. Manager shall perform all duties of Owner as lessee under any ground lease(s) with respect to the repair and maintenance of the Project.

                                     ARTICLE III

                              OPERATION AND MAINTENANCE

     3.1 MAINTENANCE. Manager shall maintain the Project in such a manner as similar projects are maintained and in such a manner as is reasonably requested by Owner. Subject to the terms of this Agreement and the Tenant leases, said maintenance shall include, but not be limited to, cleaning of areas used in common by Tenants, roof and parking lot repairs, plumbing, janitorial, carpentry and decorating. Owner shall have the right to approve any item of repair or replacement in excess of Five Thousand and No/100 Dollars ($5,000.00), not included in the Annual Operating Budget previously approved by Owner pursuant to SECTION 5.3 and which is not reimbursable by Tenants; provided, however, that if Manager, in its reasonable business judgment, believes emergency repairs or replacements are necessary for the preservation or safety of the Project or persons, and Manager is unable to consult with Owner prior to performing such emergency repairs, Manager may carry out said repairs with the prior approval of Owner if, under the circumstances, Manager is unable to consult with Owner. Owner shall be deemed to have approved any such item of repair or replacement if Owner fails to notify Manager of Owner's disapproval within ten (10) days after receipt of Manager's proposal to repair or replace equipment.

     3.2 UTILITIES AND EQUIPMENT. On behalf of Owner, Manager shall, as Manager shall deem prudent or appropriate, enter into or renew contracts to provide for the following services to the Project: electricity, gas, steam, landscaping, gardening, telephone, fuel, oil, security, elevators and escalators, music, answering and paging services, maintenance, cleaning, painting, vermin extermination and other services as are usually or customarily furnished or rendered in connection with the ownership, operation and rental of similar projects; provided, however, that: (i) Manager may contract for maintenance, cleaning, painting, vermin extermination, landscaping and gardening as, in its reasonable business judgment, it deems prudent so long as Manager complies with the requirements of the REA and under any ground leases affecting the Project to which Owner is a party; and (ii) Manager shall submit all contracts for items of expense which are not entirely reimbursable by Project Tenants to Owner for its review and approval. Manager shall, at Owner's expense, also purchase all supplies and equipment which Manager shall deem necessary to maintain and operate the Project. Owner shall approve Manager's purchase or lease of any single piece of equipment or order of supplies for the Project in excess of Five Thousand and No/100 Dollars ($5,000.00) which is not to be reimbursed by the Tenants and is not included in the budget approved by Owner pursuant to SECTION 5.3, below. Owner shall be deemed to have approved any such purchase or lease if Owner fails to notify Manager of its disapproval thereof within ten (10) days after Owner's receipt of a notice from Manager requesting approval for such purchase or lease.

     3.3 APPROVAL OF CONTRACTS AND OTHER AGREEMENTS. Manager shall not enter into any agreement on behalf of Owner without the prior consent of Owner. Notwithstanding the foregoing, Manager may enter into such agreements (excluding leases) on behalf of Owner without such consent as are (a) routinely required for the continuance of the management, operation, maintenance or servicing of the Project or (b) made necessary by a sudden breakdown of machinery or other similar emergency, as prescribed in SECTION 3.1. In the event Manager takes such action, Manager shall promptly notify Owner verbally or in writing as quickly as possible after such action.

     3.4 COMPLIANCE WITH GOVERNMENTAL ORDERS. Manager shall comply with any and all orders or regulations affecting the Project promulgated by any federal, state or municipal authority, including orders of any board of fire underwriters or other similar body.

     3.5 SIGNS. Manager shall place and remove, or cause to be placed and removed, such signs on the Project as Manager in the exercise of its reasonable business judgment deems appropriate, subject to the terms of the Tenant leases and any other agreements entered into by Owner or Manager.

     3.6 OTHER SERVICES. Manager shall recommend periodically to Owner such procedures as Manager deems advisable for the more efficient and economical management of the Project and shall perform all other services which are customarily performed by commercial property managers in connection with the operation of similar projects.

                                      ARTICLE IV

                           PROCEDURES FOR THE DEPOSIT AND
                              DISBURSEMENT OF REVENUES

     4.1 DEPOSIT OF COLLECTIONS. Manager shall establish and maintain an account (the "Account") at a bank selected by Manager and approved by Owner for the deposit of all money collected by Manager from the operation of the Project. Upon collection, Manager shall immediately deposit all such money into the Account; only those representatives authorized in writing by Owner shall draw funds from the Account. Owner shall, from time to time, on the request and advice of Manager, deposit and maintain funds in the Account sufficient to cover known and anticipated expenses of the Project. Owner agrees that Manager may transfer Owner's funds, as needed for disbursements, along with funds from other clients of Manager to a centralized general disbursement account(s) maintained in Manager's name. Due to the large number of Manager's clients and the resulting aggregate cash balances in Manager's account(s), Manager will derive direct benefits which are hereby deemed permissible compensation to Manager in addition to that provided elsewhere in this Agreement.

     4.2 AUTHORIZED EXPENDITURES. Manager shall scrutinize all bills for goods and services received by Manager in connection with the operation of the Project. Manager shall pay in a timely manner all expenses authorized in the Annual Operating Budget or that are in conformance with the terms of this Agreement from the funds collected and deposited into the Account. Specifically, Manager shall pay in a timely manner, so that late charges are not incurred or default notices issued, all expenses of the Project including, without limitation:

              (a) All amounts of principal and interest due on loans secured by or owed in connection with the Project;

              (b) Real estate and other taxes; insurance premiums; utilities; water and sewer charges; assessments of every nature; license fees;

              (c) Any expense to correct any violation of federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, repair and maintenance of the Project, or relative to the rules, regulations or orders of the local board of fire underwriters or other similar body, provided such expenses are not the result of Manager's negligence;

              (d) Actual and reasonable expense of making all repairs, decorations and alterations provided such expense is not the result of Manager's negligence;

              (e) Expenses incurred by Manager in connection with all service agreements approved of by Owner;

              (f) Expenses of collection of delinquent Rentals collected through a collection agent which has been approved in writing in advance by Owner;

              (g) Legal fees of attorneys provided such attorneys have been approved of (or designated as provided in SECTION 2.3) by Owner in writing in advance of retention and a specific amount of such attorney's fees have been approved by Owner in writing in advance of payment;

              (h)   Expenses of approved capital expenditures;

              (i) Expenses of printed checks for each bank account required by Owner;

              (j) Expenses of cash register, adding machines, electronic data processing equipment, computers and other equipment of such type and use located at the Project and owned or leased by Owner;

              (k)   Approved leasing commissions payable to third parties;

              (l) Expenses of service contracts approved by Owner and costs of utilities;

              (m)   Expenses of Owner approved advertising;

              (n) Expenses of printed forms and supplies required for use at the Project; and

              (o) Other expenses with respect to the Project, including the Management Fee set forth in ARTICLE VII.

     4.3 FIDELITY INSURANCE. At Manager's sole expense, Manager shall procure employee fidelity insurance for the joint protection of Manager and Owner to indemnify both from any loss, theft or embezzlement of Owner's property or funds caused by any officers, employees or agents of Manager.

     4.4 INSUFFICIENT GROSS INCOME. If at any time the gross income from the Project shall not be sufficient to pay the bills and charges which may occur with respect to the Project, or if such gross income is insufficient to pay the combined sum of both bills and charges, items will be paid out of the Account in the following order of priority:

              (a)   First, bills and charges to third parties; and

              (b) Second, bills and charges, if any, incurred by Manager for Manager's service provided to Owner.

              After Manager has paid, to the extent of available gross income, all bills and charges based upon the order of priority set forth in this paragraph, Manager shall submit to Owner a statement of remaining unpaid bills. Owner shall provide sufficient monies to pay any unpaid expenses.

                                      ARTICLE V

                            FINANCIAL RECORDS AND REPORTS

     5.1 INSPECTION AND AUDIT OF RECORDS. Manager shall maintain accurate, complete, and separate books and records for the Project in accordance with generally accepted accounting principles. On ten (10) days' written notice to Manager, Owner shall have the right at any reasonable time to inspect said books and records. On thirty (30) days' prior written notice to Manager and at Owner's expense, Owner and Company shall have the right at any reasonable time to audit said books and records. Said audit shall be performed by a certified public accountant or a firm of certified public accounts of recognized national standing selected by Owner. Said right of audit shall be limited to those books and records of the Project pertaining to any calendar or fiscal year which ended within 36 months of the date Owner notifies Manager that it is exercising its right to audit. If such audit discloses an overpayment of Manager's fees of more than five percent (5%) in any year, Manager shall pay for the cost of the audit.

     5.2 MONTHLY AND ANNUAL REPORTS. On or before the fifteenth (15th) day of each month during the term of this Agreement, Manager shall prepare and forward to Owner monthly and annual profit and loss statements for the Project prepared as of the last day of the prior calendar month and reporting the prior month's and the prior twelve
(12) months' results; a Project balance sheet, prepared as of the last day of the prior calendar month; a monthly Tenant sales summary, prepared as of the last day of the calendar month; a monthly litigation report prepared as of the last day of the calendar month; and a quarterly Owner's report summarizing all activity of the major areas of operation, prepared on a quarterly basis. All notices from any mortgagee claiming any default in any mortgage affecting the Property or from any mortgagee or any official entity not of a routine nature, shall be forthwith delivered to Owner if received by Manager. Annual financial statements shall be prepared by a nationally recognized firm of independent certified public accountants.

     5.3 ANNUAL OPERATING BUDGET. Within forty-five (45) days following the Effective Date and thereafter at least forty-five (45) days prior to the commencement of each calendar year during the term of this Agreement, Manager shall prepare and submit to Owner and Company, for their approval (which will not be reasonably withheld or delayed) an operating budget in preliminary draft form ("Operating Budget"), itemizing the estimated receipts and disbursements for each year. The Operating Budget shall include, without limitation, the on-site management office expenses, salaries of the on-site management personnel and related expenses, the Project's rent roll and shall take into account the Project's general condition, the rate of completion of any contemplated repairs, the existing Tenant occupancy level, lease expirations and leasing activity.

      Within thirty (30) days following their receipt of the Operating
Budget, Owner and Company shall notify Manager, in writing, of their approval or disapproval of the same. If Owner or Company does not so notify Manager, of if Owner and Company notify Manager of their approval, the Operating Budget shall be deemed approved. If Owner and/or Company does not approve the Operating Budget, Manager, Owner and Company shall immediately consult with one another and modify the Operating Budget to the extent that is necessary to make it reasonably acceptable to Owner and Company. The Operating Budget approved by Owner and Company shall hereinafter be referred to as the "Annual Operating Budget."

     5.4 RETURNS REQUIRED BY LAW. Manager shall prepare and timely file all forms, reports and returns required by law relating to the operation of Manager as an entity. Manager will prepare and timely file all forms, reports and returns required by law relating to Owner and the Project where Owner in writing specifically requests Manager to do so. Manager shall prepare and maintain all forms, ledgers and reports which are necessary to prepare and file or are required by law in connection with the preparation and filing, of all forms, reports and returns relating to Owner and the Project.

                                      ARTICLE VI

                                       EXPENSES

     6.1 EXPENSES OF OWNER. Owner shall be responsible for all direct operating expenses of the Project as set forth in the Annual Operating Budget prepared pursuant to SECTION 5.3 hereof, and for the Management Fee as provided in SECTION 7.1 hereof. It is further understood that everything done by Manager under the provisions of this Agreement shall be done for the benefit of Owner and the Project, and that all expenses incurred which inure to the benefit of Owner or the Project shall be incurred on behalf of and at the expense of Owner.

     6.2 REIMBURSEMENT BY TENANTS AND PARTIES TO REA. All sums for maintaining or repairing the Project which become due under the Tenant leases and/or the REA shall be collected by the

Manager and used for such purposes. To the extent the sums so payable in maintaining and repairing the Project are less than the expenses properly incurred by the Manager in performing such maintenance and repair, Owner shall reimburse Manager for such deficiency. To the extent that the sums so payable for maintaining and repairing the Project are more than such expenses, Manager shall refund to Owner the portion of such payments as are in excess of such expenses but such excess amount refunded to Owner shall not be considered as part of the Gross Rental Receipts as that term is defined in SECTION 7.1(a). Any other payments made by Manager in the performance of its duties and obligations under this Agreement shall be made out of such funds as Manager may from time to time hold for the account of Owner, which may be provided by Owner. If Manager shall advance voluntarily on Owner's behalf any amount for the payment of any necessary expenses hereunder, Owner shall, upon notice from Manager, promptly reimburse Manager therefor, without interest. Owner, however, shall attempt to maintain in the Account sufficient amounts to enable Manager to perform its duties hereunder.

     6.3 ESTIMATE OF EXPENSE. Owner and Manager acknowledge that the Annual Operating Budget is but an estimate of the cost and expenses and Owner agrees to pay the actual costs and expenses of the items referred to in this Agreement and the Annual Operating Budget. Owner authorizes Manager to pay such actual costs and expenses as in the procedure provided for in ARTICLE 4. In the event that there is insufficient gross income to pay for the actual costs and expenses, Owner agrees to pay the same in accordance with ARTICLE 4, SECTION 4.4.

                                     ARTICLE VII

                               COMPENSATION OF MANAGER

     7.1 MANAGEMENT FEE. Each month, Owner shall pay Manager renumeration for its services in managing ("Management Fee") and leasing the Project in accordance with terms of this Agreement as follows:

      (a) A Management Fee based on income equal to the sum of all expenses incurred in the operation of the on-site management office including, but not limited to, the expenses set forth in the Annual Operating Budget such as auto expenses, dues, subscriptions, office equipment, office supplies, outside services, postage, telephone, travel, entertainment and similar expenses, gross salaries and wages, payroll taxes, workers' compensation and other benefits of the Project manager, the Project manager's assistant and all other personnel, including all persons hired to perform secretarial, clerical and maintenance or custodial labor and security personnel at the Project, whether full or part time; PLUS four percent (4%) of the Gross Rental Receipts payable to Owner, or Manager on behalf of Owner, by Tenants during each calendar year or any partial calendar year occurring during the term of this Agreement, whether collected or not. For purposes of this SECTION 7.1(a), Gross Rental Receipts is defined to include all those sums paid by Tenants, including Tenants leasing pushcarts in the Project, to Owner or Manager on behalf of Owner pursuant to the governing lease documents as "minimum annual rental," and "percentage rental".

      Said fee is payable in twelve (12) equal monthly installments, in advance, by the fifth (5th) day of each calendar month. Each monthly installment shall be based upon the estimated Gross Rental Receipts, which shall be adjusted to actual Gross Rental Receipts on an annual basis.

     7.2 LEASING COMMISSION. A leasing commission shall be earned and payable on execution of a lease by Owner and a Tenant.

      (i) Whenever Manager leases space to a new Tenant, the commission ("Full Commission") shall be calculated as follows: four percent (4%) of the total minimum annual rental for the first five (5) years, plus three percent (3%) of the total minimum annual rental for the next five (5) years, plus two percent (2%) of the total minimum annual rental for the remainder of the term, if any.

      (ii) Whenever Manager renegotiates an unexpired or expired lease, or replaces an unexpired or expired lease with a new lease with the same Tenant, whether or not the renegotiated or new lease affects the same space as previously leased with the same Tenant, so that the Tenant becomes obligated to pay Owner more average minimum annual rental for the term of the renegotiated or new lease than the average minimum annual rental over the term of the prior lease or a greater term is achieved, the commission ("Half Commission") shall be calculated as follows: two percent (2%) of the total minimum annual rental for the first five (5) years; plus one point five percent (1.5%) of the total minimum annual rental for the next five (5) years; plus one percent (1%) of the total minimum annual rental for the remainder of the term, if any.

      (iii) Notwithstanding anything to the contrary contained in (i) and
(ii) above, in the event the term of the negotiated or new lease commences during the term of a prior lease, Manager shall be entitled to a Full Commission for a new Tenant and to a Half Commission for the same Tenant (a) on the increase of the total prior minimum annual rent for the remaining prior term of the existing lease and (b) on the total minimum annual rental for the remainder of the new term.

      (iv) Manager shall not be entitled to a commission for a Tenant's exercise of an option to lease or if a Tenant's tenancy is terminated by a purchase of the tenancy by Owner. However, in the event of a purchase of the tenancy by Owner, if Manager participates in the negotiation Manager shall be entitled to an extraordinary service fee to be negotiated by Manager and Owner.

      (v) In the event Manager shall work with an outside broker, then the above fees are to be increased by twenty-five percent (25%). Said twenty-five percent (25%) is payable to Manager with the balance payable to the outside broker.

     7.3 EXTRAORDINARY SERVICES FEE. An extraordinary services fee, independent of income, payable in advance for work requested by Owner beyond that normally required of commercial property managers including, but not limited to, supervising minor rehabilitation or modernization of the Project; obtaining income tax advice; presenting testimony, proposals or petitions to planning or zoning committees or other public bodies; advising Owner on proposed new construction or expansion of the Project; and providing other business advice or legal counseling concerning proposals for substantial changes to the operation of the Project. The amount of such fee will be agreed upon in writing between the parties prior to the rendering of any such services.

     7.4 CONDEMNATION FEE. A condemnation fee, independent of income, payable in advance. The amount of such fee will be agreed upon in writing between the parties prior to the rendering of such services pursuant to ARTICLE II, SECTION 2.6.

     7.5 DOCUMENTATION FEES. Documentation fees, as set forth on EXHIBIT D, attached hereto and incorporated herein by this reference. Manager shall use its best efforts to require Tenants to pay documentation fees in the amounts specified on Exhibit D; provided, however, such fees are due to Manager whether or not Owner is reimbursed by a Tenant.

                                    ARTICLE VIII

                                      INSURANCE

     8.1 OWNER'S INSURANCE REQUIREMENTS. Subject to the requirements of law or those set by Tenant leases, agreements with Major Department Stores, or any other agreements affecting the Project, Owner shall select, obtain and maintain insurance for the Project with such limits of coverage as Owner shall deem necessary and appropriate to adequately protect the respective interests of Owner and Manager. Notwithstanding the foregoing, such insurance shall include public liability and property damage insurance with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence and in the aggregate, boiler and machinery insurance, fire and extended coverage insurance, and burglary and theft insurance. Manager shall be named as an "Additional Insured" as it respects Manager's operation, maintenance, marketing, leasing and overall services for the Project (collectively "Duties"). Said insurance shall recognize and insure Manager for Manager's active or passive negligence with respect to Manager's Duties. Further, each such policy of insurance shall be issued as a primary policy and not as one contributing with or providing coverage only in excess of coverage of any insurance which Manager may carry. Each such policy shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to the Manager before cancellation or a change in coverage, scope or amount of any such policy. Within ten (10) days of the Effective Date, Owner shall provide Manager with "Certificates of Insurance" evidencing the types and amounts of coverage in force and the names of all insureds under each policy. Manager shall (i) promptly investigate and make a written report concerning all accidents or claims for damage relating to the ownership, operation or maintenance of the Project, including any occurrences of personal injury or property damage at the Project, (ii) obtain estimates for the cost of any necessary repairs, and (iii) cooperate with and make reports to all insurers in connection with such accidents and claims.

     8.2 MANAGER'S INSURANCE REQUIREMENTS. At Manager's sole expense, Manager shall maintain such insurance as it deems necessary to protect the interests of Manager and Owner, which shall include, but not be limited to, workers' compensation insurance and employee fidelity insurance, as required in SECTION
4.3. Manager shall provide Owner, on request, with Certificates of Insurance evidencing the types and amounts of insurance in force and the names of all insureds under each policy.

     8.3 COMPLIANCE WITH INSURANCE REQUIREMENTS. Manager shall comply with the terms of any insurance policies of Owner or Manager affecting the Project, shall not use the Project or permit the same to be used for any purpose that would violate the terms of any such insurance policies, and shall not keep or allow to be kept on the Project any material, machinery, equipment, substance or other thing that would violate the terms of any such insurance policies.

     8.4 WAIVER OF SUBROGATION. Owner and Manager hereby release each other, and their respective authorized representatives and agents, from any claims for damage or loss to any person or to the Project that are caused by or result from risks insured under any insurance policies carried by said parties and in force at the time any such damage occurs. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by said insurance policy.

                                      ARTICLE IX

                          TERMS, RENEWALS AND CANCELLATIONS

     9.1 TERM. This Agreement shall become effective on January 1, 1989 ("Effective Date"), and shall continue to and through December 31, 1993.

     9.2 RENEWALS. This Agreement shall continue in force for the term specified in SECTION 9.1 and shall terminate automatically at the end of such term unless renewed in writing at least sixty (60) days prior to such expiration. If the parties fail to renew the Agreement as provided herein, and the conduct of the parties evidences an intention to continue the contractual relationship created hereby, then the term of this Agreement shall continue until such time as this Agreement is cancelled by either party upon sixty (60) days' written notice to the other party.

     9.3 CANCELLATION. Owner shall have the right to cancel this Agreement (a) at any time, without cause, on thirty (30) days' written notice to Manager or
(b) at any other time for cause if: (i) Owner has given Manager written notice of its intention to cancel this Agreement for a material breach by Manager of this Agreement; and (ii) Manager has failed to cure said breach within thirty
(30) days of said notice or, in the event said breach cannot reasonably be cured within said 30-day period and Manager is acting diligently to cure such breach, within a reasonable period of time. In the event the Project is totally destroyed by an act of God or a risk normally covered by fire and extended coverage insurance, Owner shall have the right to immediately cancel this Agreement. Manager shall have the right to cancel this Agreement at any time upon giving Owner at least ninety (90) days' written notice of its intention to exercise its right of cancellation.

     9.4 TERMINATION DUE TO BANKRUPTCY. In the event a bankruptcy petition is filed by or against either party and not settled within ninety (90) days, or in the event that either party shall make an assignment for the benefit of creditors or seek protection under any insolvency law, either party hereto may terminate this Agreement, effective as of the date of notice.

     9.5 PROCEDURES UPON CANCELLATION OR TERMINATION. On the expiration or earlier termination of this Agreement as provided above, Manager shall:

          (a) Deliver to Owner, or such other person or persons designated by Owner, all books and records of the Project and all funds in its possession belonging to Owner or received by Manager on behalf of Owner; and

          (b) Assign, transfer or convey to Owner, or such other person or persons designated by Owner, Manager's rights pursuant to any service, operation and maintenance agreements pertaining to the Project between Manager and another party and all personal property relating to or used in the operation and maintenance of the Project, except any personal property which was paid for and is owned by Manager. Manager shall, at its cost and expense, remove all signs that it may have placed at the Project indicating that it is the Manager of the same and replace and restore any damages resulting therefrom.

          Upon cancellation or expiration of this Agreement, the obligations of the parties shall cease except that Manager and Owner shall comply with the applicable provisions of this SECTION 9.5, and any cancellation for cause by Owner shall not release Manager from liability resulting from Manager's default, and Manager shall be liable to Owner for all loss, cost, damage and expense suffered by Owner on account of Manager's default and resulting termination. Manager shall be entitled to receive any and all compensation which may be due Manager hereunder at the time of such cancellation or expiration subject to Owner's right to set off any claim Owner may have for damages. Upon the expiration or termination of this Agreement, Manager shall render a full account to Owner and shall deliver to Owner a statement outlining in detail all Management Fees due to Manager hereunder, and shall cause all funds held by Manager relating to the Project to be delivered to Owner. In the event Owner concurs with Manager's statement regarding the Management Fee and other monies due to Manager, Owner shall promptly pay Manager such fee, which payment shall be made not later than fifteen (15) days after receipt by Owner of Manager's Statement; however, if Owner does not concur with Manager's Statement, Owner shall promptly pay Manager the amount Owner does not dispute and shall deposit into an escrow at Ticor Title Insurance Company, 925 "B" Street, San Diego, California 92101, the amount claimed by Manager and disputed by Owner with instructions that said escrow holder deposit and hold said amount in an interest-bearing account until instructed jointly by Owner and Manager in writing or until ordered by a court of competent jurisdiction to disburse such funds.

          (c) Manager agrees to consult with Owner for a period of one hundred and twenty (120) days after expiration or cancellation of this Agreement. The fee for such consultation shall be agreed upon by Manager and Owner at the time of such expiration or cancellation.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 INDEMNIFICATION. Owner shall indemnify, defend and hold Manager and its officers, employees and agents harmless from all claims, loss, damage, liability, expense and costs, including actual attorney's fees (hereinafter referred to collectively as "Claims"), arising: from Owner's violation of any rule, order, ordinance or law of any federal, state or municipal authority; from the condition or operation of the Project; from Manager's performance of its obligations under this Agreement or performance of any collateral duties undertaken at the express or implied direction of Owner in connection with the Project or this Agreement--provided, however, Owner's duty of indemnity hereunder shall not extend to Claims caused solely by Manager's negligence or willful misconduct. Owner shall reimburse Manager upon demand for any monies which Manager is required to pay out on behalf of Owner under this Agreement or in asserting Owner's rights, or in defending or representing Owner or Manager with respect to Claims asserted against Owner, or against Manager as Owner's agent, in connection with the condition or operation of the Project.

          Manager shall indemnify, protect, defend and hold Owner and its partners, directors, shareholders, contractors, officers, employees and agents harmless from all Claims resulting from injury to or death of persons or from injury to or destruction of tangible property, which arise from or are caused by Manager's negligent or willful misconduct in its failure to perform the obligations of Owner under any Tenant lease or agreement with a Major Department Store at the Project which Manager has agreed to perform under this Agreement, or any duties Owner has expressly or impliedly directed Manager to assume in connection with the Project; provided, however, Manager's duty of indemnity hereunder shall not extend to Claims caused solely by Owner's negligence or willful misconduct.

     10.2 ASSIGNABILITY. Neither Owner or Manager shall sell, assign, delegate, transfer, convey, or encumber its rights or duties under this Agreement or permit any of the same to occur by operation of law without the prior written consent of the other, except that Manager may transfer its interest in this Agreement to any entity controlling, controlled by, or under common control with Ernest W. Hahn, Inc., a California corporation, dba "The Hahn Company," or Manager or to any corporation into which or with which Manager may merge or consolidate. In the event one party consents to such a sale, assignment, delegation, transfer, conveyance or encumbrance by the other party, the transferee shall agree in writing to assume the obligations of the transferor.

     10.3 AMENDMENT. This Agreement shall not be amended or modified in any respect except with the written consent of Manager and Owner.

     10.4 ENTIRE AGREEMENT. This Agreement is a personal services contract and, together with the exhibits attached hereto, constitutes the entire agreement between Owner and Manager relating to the Project. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.

     10.5 GOVERNING JURISDICTION/PARTIAL INVALIDITY. This Agreement shall be governed by and construed under the laws of the State of California. If any provision or portion of any provision is held by a court to be invalid, void or unenforceable, the remaining provisions and portions thereof shall nevertheless continue in full force and effect.

     10.6 ATTORNEYS' FEES. If at any time after the Effective Date, either party institutes any action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the nonprevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs and disbursements incurred therein by the prevailing party including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

     10.7 NOTICES. Any notice to be given hereunder by either party to the other shall be by personal delivery to any officer of the party served or by certified mail, postage prepaid, return receipt requested, as specified below. In the event a notice is mailed, it shall be deemed received forty-eight (48) hours after it is mailed. Mailed notices shall be addressed as set forth below, but each party may change its address by written notice to the other in accordance with this paragraph.

Manager:            Hahn Property Management Corporation
                    4350 La Jolla Village Drive, Suite 700
                    San Diego, CA 92122-1233
                    Attn:  LEGAL DEPARTMENT

Owner:              Anita Associates
                    4350 La Jolla Village Drive, Suite 700
                    San Diego, CA 92122-1233
                    Attn:  LEGAL DEPARTMENT

with a copy to:     Santa Anita Realty Enterprises, Inc.
                    Suite 950
                    600 Santa Ana Blvd
                    Santa Ana, Calif  92701
                    Attn:  MR. GLENN CARPENTER

     10.8 NO WAIVER. The failure of Owner to seek redress for violation, or to insist upon strict performance of any covenant, agreement, provision or condition of this Agreement shall not constitute a waiver thereof, and Owner shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation.

     10.9 ESTOPPEL CERTIFICATE. Each party hereby covenants that upon at least twenty (20) days' prior written request of the other party, it will issue to such other party, or to any prospective mortgagee, assignee or purchaser of such party's interest in this Agreement (or if Owner is making the request, of the Project) an estoppel certificate stating: (i) whether the party to whom the request has been directed knows of any default under this Agreement, and if there are known defaults, specifying the nature thereof; (ii) whether to its knowledge this Agreement has been assigned, modified or amended in any way (and if it has, then stating the nature thereof); and (iii) that to such party's knowledge, this Agreement is as of that date in full force and effect. Such certificate shall act as a waiver of any claim by the party furnishing such certificate to the extent such claim is based upon facts which are contrary to those asserted in the certificate but only to the extent the claim is asserted against a bona fide encumbrancer or purchaser for value without knowledge of facts to the contrary of those contained in the certificate and who has acted in reasonable reliance upon the certificate. Such certificate shall in no event subject the party furnishing it to any liability whatsoever, notwithstanding the negligence or inadvertent failure of such party to disclose correct or relevant information.

     10.10 INTERPRETATION. Although the provisions of this Agreement were drawn by Manager, the parties hereto agree that this circumstance alone shall not create any presumption, canon of construction or implication favoring the position of either Owner or Manager.

     10.11 CUMULATIVE REMEDIES. All rights, privileges and remedies afforded by the parties in this Agreement shall be cumulative and not exclusive, and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

     10.12 GENDER; SINGULAR/PLURAL. The use herein of the (i) singular number shall be deemed to include the plural, (ii) masculine gender shall be deemed to include the feminine or neuter, and (iii) neuter gender shall be deemed to include the masculine or feminine whenever the sense of this Agreement so requires.

     10.13 COMPETITIVE BUSINESS. Owner hereby acknowledges and agrees that Manager may engage in any business whether or not the same is competitive with the Project and Owner shall have no right to participate in any such business activity.

     10.14 COUNTERPARTS. This Agreement may be signed in several counterparts, each of which shall be deemed an original, and all counterparts shall constitute one and the same instrument. The signature of a party to any counterpart may be removed and attached to any other counterpart. Any counterpart to which is attached the signatures of all parties shall constitute an original of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  MANAGER

                                  HAHN PROPERTY MANAGEMENT CORPORATION,
                                  a California corporation

                                  By:  /s/ James R. Harris
                                      -----------------------------------------
                                  Title:  Vice President
                                         --------------------------------------
                                  By: /s/ Authorized Officer
                                      -----------------------------------------

                                  Title: Senior Vice President, Operations
                                        ---------------------------------------

                                  OWNER

                                  ANITA ASSOCIATES,
                                  a California limited partnership

                                  By:  Hahn-UPI,
                                       a California limited partnership,
                                       as general partner

                                       By:  Ernest W. Hahn, Inc.,
                                            a California corporation
                                            dba "The Hahn Company,"
                                            as general partner

                                            By:  /s/ Authorized Officer
                                                -------------------------------
                                            Title:  Senior Vice President,
                                                    Operations
                                                   ----------------------------
                                            By:  /s/ James R. Harris
                                                -------------------------------
                                            Title:  Vice President
                                                   ----------------------------


                                       By:  Santa Anita Realty Enterprises,
                                            Inc., a Delaware corporation,
                                            as limited partner


                                            By:  /s/ Authorized Officer
                                                -------------------------------
                                            Title:  President
                                                   ----------------------------
                                            By:  /s/ Authorized Officer
                                                -------------------------------
                                            Title:  Executive Vice Pres.
                                                   ----------------------------

                                     [MAP]

                                     [LETTERHEAD]

January 22, 1976                                  SANTA ANITA FASHION PARK
                                                  BROADWAY TRACT W.O.  37501

In the City of Arcadia, County of Los Angeles, State of California:

That Portion of Parcels 1 and 3 of Parcel Map No. 4626 as per plat filed in Book 51, of Parcel Maps, page 50, Records of said Los Angeles County, described as follows:

Beginning at the Southwesterly corner of said Parcel 3, being also the intersection of the Easterly line of Baldwin Avenue with the Northerly line of Huntington Drive, as said corner is shown by said plat;

     Thence North 3DEG. 54' 55" East, along the Easterly line of said Baldwin Avenue, 225.00 feet to the Southwest corner of that certain parcel of land shown on said plat as "NOT A PART";

     Thence North 86DEG. 05' 00" East, along the Southerly line of said "NOT A PART", 129.81 feet to the Southeast corner thereof;

     Thence North 3DEG. 54' 55" East, along the East line thereof, 104.00 feet to the Northeast corner of said "NOT A PART";

     Thence South 78DEG. 34' 00" East, 315.84 feet;

     Thence North 11DEG. 26' 00" East, 402.87 feet;

     Thence South 78DEG. 34' 00" East, 548.40 feet:

     Thence North 11DEG. 26' 00" East, 7.07 feet;

     Thence South 78DEG. 34' 00" East, 358.71 feet;

     Thence South 3DEG. 53' 00" West, 367.02 feet to the Northeast corner of Parcel 4 of said Parcel Map No. 4626;

     Thence North 86DEG. 08' 00" West, along the North line of said Parcel 4,
     610.63 feet to an angle point therein;

     Thence South 48DEG. 52' 00" West, 215.74 feet to a point in the North line of the aforesaid Huntington Drive, said point being in a curve therein, concave Southerly and having a Radius of 2,974.82 feet;

                                      EXHIBIT B
     page 2                                       SANTA ANITA FASHION PARK
                                                  BROADWAY TRACT W.O.  37501

     Thence Westerly along said curve, from a tangent bearing North 88DEG. 24' 53" West, through a central angle of 4DEG. 36' 07", a distance of 238.93 to the beginning of a tangent curve, concave Southerly and having a Radius of 3,929.75 feet;

     Thence Westerly along said curve, through a central angel of 0DEG. 27' 00", a distance of 30.86 feet to the beginning of a tangent curve, concave Southerly and having a Radius of 5,839.60 feet:

     Thence Westerly along said curve, through a central angle of 0DEG. 18' 00", a distance of 30.58 feet to the beginning of a tangent curve, concave Southerly and having a Radius of 11,569.17 feet;

     Thence Westerly along said curve, through a central angle of 0DEG. 09' 00", a distance of 30.29 feet;

     Thence South 86DEG. 05' 00" West, 305.65 feet to the Point of Beginning.

Containing 12.756 Acres, more or less.

NOTE:

     THE FOREGOING PARCEL OF LAND IS ALSO DESIGNATED AS PARCEL 2 ON THAT CERTAIN TENTATIVE PARCEL MAP NO. 6374 FILED WITH THE CITY OF ARCADIA ON NOVEMBER 10, 1975.

                                  EXHIBIT B (cont.)

                                     [LETTERHEAD]

January 22, 1976                                  SANTA ANITA FASHION PARK
                                                  DEVELOPERS TRACT - W.O.  37501

In the City of Arcadia, County of Los Angeles, State of California:

That portion of Parcel 1 of Parcel Map No. 4626 as per plat filed in Book 51, of Parcel Maps, page 50, Records of said Los Angeles County, described as follows:

Beginning at the most Northerly corner of said Parcel 1, as shown by said plat;

     Thence South 33DEG. 39' 25" West, along the Westerly line of said Parcel 1, being also along the Easterly line of Baldwin Avenue as shown by said plat,
     261.90 feet to the beginning of a tangent curve in said Westerly line, concave Easterly and have a Radius of 940.00 feet;

     Thence Southerly along said curve, through a central angle of 29DEG. 44' 30", a distance of 487.94 feet;

     Thence South 3DEG. 54' 55" West, along said Westerly line, 1491.21 feet to the Northwest corner of that certain parcel of land shown by said plat as "NOT A PART";

     Thence North 86DEG. 05' 00" East, along the Northerly line of said "NOT A PART", 129.81 feet to the Northeasterly corner thereof;

     Thence South 78DEG. 34' 00" East, along a line common to Parcels 1 and 3 of said Parcel Map No. 4626, 315.84 feet;

     Thence North 11DEG. 26' 00" East, 402.87 feet;

     Thence South 78DEG. 34' 00" East, 548.40 feet;

     Thence North 11DEG. 26' 00" East, 292.01 feet;

     Thence North 47DEG. 37' 05" West, 38.09 feet;

     Thence North 11DEG. 26' 00" East, 27.37 feet;

     Thence North 78DEG. 34' 00" West, 19.50 feet;

     Thence South 11DEG. 26' 00" West, 19.59 feet;

                                  EXHIBIT B (cont.)

     page 2                                       SANTA ANITA FASHION PARK
                                                  DEVELOPERS TRACT - W.O.  37501


     Thence North 78DEG. 34' 00" West, 55.71 feet;

     Thence North 11DEG. 26' 00" East, 220.08 feet;

     Thence South 78DEG. 34' 00" East, 67.97 feet;

     Thence North 11DEG. 26' 00" East, 54.55 feet;

     Thence South 78DEG. 34' 00" East, 145.66 feet to a corner common to Parcels 1 and 2 of said Parcel Map No. 4626 and shown on the plat thereof as the Westerly terminus of that certain common line between said Parcels 1 and 2 "South 78DEG. 34' 00" East, 370.27 feet";

     Thence along a line common to said Parcels 1 and 2, North 11DEG. 26' 00" East, 312.64 feet to a common corner of said Parcels 1 and 2;

     Thence along a line common to said Parcels 1 and 2 and its' Westerly prolongation, North 78DEG. 34' 00" West, 820.98 feet;

     Thence North 11DEG. 26' 00" East, 700.99 feet to a point bearing South 51DEG. 58' 00" East, 345.01 feet from the Point of Beginning;

     Thence North 51DEG. 58' 00" West, 345.01 feet to the Point of Beginning.

Containing 35.535 Acres, more or less.

NOTE:

     THE FOREGOING PARCEL OF LAND IS ALSO DESIGNATED AS PARCEL 1 ON THAT CERTAIN TENTATIVE PARCEL MAP NO. 6374 FILED WITH THE CITY OF ARCADIA ON NOVEMBER 10, 1975.

                                  EXHIBIT B (cont.)

                                     [LETTERHEAD]

January 22, 1976                                        SANTA ANITA FASHION PARK
                                                        PENNEY TRACT W.O.  37501


In the City of Arcadia, County of Los Angeles, State of California:

That portion of Parcels 1 and 2 of Parcel Map No. 4626 as per plat filed in Book 51 of Parcel Maps, page 50, Records of said Los Angeles County, described as follows:

Beginning at the most Northerly corner of said Parcel 2:

     Thence South 51DEG 58' 00" East, along the Northerly line of said Parcel 2,437.83 feet;

     Thence continuing along said Northerly line, South 66DEG 58'00" East,
     154.55 feet;

     Thence continuing along said Northerly line, South 51DEG 58' 00" East,
     873.36 feet to the beginning of a tangent curve therein, concave Southwesterly and having a Radius of 350.00 feet;

     Thence Southeasterly along said curve, through a central angle of 71DEG 22' 48", a distance of 436.03 feet;

     Thence South 19DEG 24' 48" West, 90.95 feet;

     Thence North 78DEG 34' 00" West, 390.56 feet;

     Thence North 11DEG 26' 00" East, 167.89 feet, to a corner common to said Parcels 1 and 2 of said Parcel Map No. 4626 and shown on the plat thereof as the Easterly terminus of that certain common line between said Parcels 1 and 2, "South 78DEG 34' 00" East, 772.21 feet";

     Thence North 78DEG 34' 00" West, along said common line and its' Westerly prolongation 820.98 feet;

     Thence North 11DEG 26' 00" East, 700.99 feet;

     Thence North 51DEG 58' 00" West 345.01 feet, to a point in the Northwesterly line of said Parcel 2, being also the Southeasterly line of Baldwin Avenue, as shown on said plat;

     Thence North 33DEG 39' 25" East, along said Northwesterly line of said Parcel 2, 50.15 feet to the point of beginning.

Page 2                                                  SANTA ANITA FASHION PARK
                                                        PENNEY TRACT W.O.  37501


Containing 15.496 Acres, more of less.


N O T E :

     THE FOREGOING PARCEL OF LAND IS ALSO DESCRIBED AS FOLLOWS:

     All that certain tract or parcel of land and premises, situated in the City of Arcadia, County of Los Angeles, State of California, more particularly described as Parcel 3 of Parcel Map No. 6374, recording on January 18, 1978 in Book [ILLEGIBLE], Page [ILLEGIBLE] of Parcel Maps in Official Records, Office of the County Recorder, Los Angeles County, California.

                                  [LETTERHEAD]

                                                   SANTA ANITA FASHION PARK
                                                   ROBINSONS TRACT -- W.O. 37501
November 20, 1975


In the City of Arcadia, County of Los Angeles, State of California:

That portion of Parcels 1, 2, and 3 of Parcel Map No. 4626 as per plat filed in Book 51, of Parcel Maps, Page 50, Records of said Los Angeles County, described as follows:

Beginning at the most Southeasterly corner of said Parcel 1, as shown by said plat;

     Thence North 86DEG 08' 00" West, along the Southerly line of said Parcel 1, being also along the Northerly line of Huntington Drive as shown by said plat, 70.00 feet to the Southeast corner of Parcel 4 of said plat;

     Thence North 3DEG 53' 00" East, along the Easterly lines of Parcels 4 and 3 of said plat, 517.02 feet;

     Thence North 78DEG 34' 00" West, 358.71 feet;

     Thence North 11DEG 26' 00" East, 284.94 feet;

     Thence North 47DEG 37' 05" West, 38.09 feet;

     Thence North 11DEG 26' 00" East, 27.37 feet;

     Thence North 78DEG 34' 00" West, 19.50 feet;

     Thence South 11DEG 26' 00" West, 19.59 feet;

     Thence North 78DEG 34' 00" West, 55.71 feet;

     Thence North 11DEG 26' 00" East, 220.08 feet;

     Thence South 78DEG 34' 00" East, 67.97 feet;

     Thence North 11DEG 26' 00" East, 54.55 feet;

     Thence South 78DEG 34; 00" East, 145.XX feet;

     Thence North 11DEG 26' 00" East, 144.75 feet;

Page 2                                             SANTA ANITA FASHION PARK
                                                   ROBINSONS TRACT -- W.O. 37501


     Thence South 78DEG 34' 00" East, 390.56 feet to the East line of said Parcel 2, as shown by said plat;

     Thence Southerly along the Easterly lines of Parcels 2 and 1 of said plat the following courses:

     South 19DEG 24' 48" West, 443.48 feet to the beginning of a tangent curve, concave Easterly and having a Radius of 1200.00 feet;

     Southerly along said curve, through a central angle of 15DEG 31' 48" a distance of 325.26 feet;

     South 3DEG 53' 00" West, 475.68 feet to the Point of Beginning.

Containing 8.627 Acres, more or less.


N O T E :

     THE FOREGOING PARCEL OF LAND IS ALSO DESIGNATED AS PARCEL 4 ON THAT CERTAIN TENTATIVE PARCEL MAP NO. 6374 FILED WITH THE CITY OF ARCADIA ON NOVEMBER 10, 1975.

EASEMENT NO. 3                                                   JOB NUMBER 5164
                                                                JANUARY 24, 1974


18'00", AN ARC DISTANCE OF 30.58 FEET TO A CURVE, CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 3,929.75 FEET, THROUGH A CENTRAL ANGLE OF 00DEG.27'00", AN ARC DISTANCE OF 30.86 FEET TO A CURVE, CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE; THENCE NORTHEASTERLY ALONG SAID CURVE HAVING A RADIUS OF 2,974.82 FEET, THROUGH A CENTRAL ANGLE OF 04DEG.36'07"; AN ARC DISTANCE OF 238.93 FEET TO THE TRUE POINT OF BEGINNING; THENCE LEAVING SAID CURVE AND NORTHERLY LINE OF HUNTINGTON DRIVE NORTH 48DEG.52'00" EAST 215.74 FEET; THENCE SOUTH 86DEG.08'00" EAST 102.00 FEET TO
A POINT, SAID POINT BEING NORTH 03DEG.53'00" EAST 150.00 FEET TO SAID NORTHERLY LINE OF HUNTINGTON DRIVE WHEN MEASURED AT RIGHT ANGLES; THENCE SOUTHWESTERLY ALONG A LINE SOUTH 29DEG.56'00" WEST 166.99 FEET MORE OR LESS, TO THE NORTHERLY LINE OF HUNTINGTON DRIVE; THENCE WESTERLY ALONG SAID NORTHERLY LINE NORTH 36DEG.08'00" WEST 17.76 FEET TO THE BEGINNING OF A TANGENT CURVE, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE; THENCE WESTERLY ALONG SAID CURVE HAVING A RADIUS OF 11,569.17 FEET, THROUGH A CENTRAL ANGLE OF 00DEG.09'00", AN ARC DISTANCE OF 30.29 FEET TO A CURVE, CONCAVE SOUTHWESTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE WESTERLY ALONG SAID CURVE HAVING A RADIUS OF 5839.60 FEET, THROUGH A CENTRAL ANGLE OF 00DEG.18'00", AN ARC
DISTANCE OF 30.58 FEET TO A CURVE, CONCAVE SOUTHWESTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE, THENCE WESTERLY ALONG SAID CURVE HAVING A RADIUS OF 3929.73 FEET,

                                  EXHIBIT B (cont.)

                                                                 JOB NUMBER 5164
                                                               DECEMBER 31, 1973

                                 EXHIBIT "A" - Part V

                               ACCESS ROAD EASEMENT  #3
                         FROM SANTA ANITA CONSOLIDATED, INC.
                                     TO DEVELOPER

THAT PORTION OF LOT 5, TRACT NO. 949, IN THE CITY OF ARCADIA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS SHOWN ON MAP RECORDED IN BOOK 17, PAGE 13 OF MAPS, RECORDS OF SAID COUNTY; AND OF HUNTINGTON DRIVE, VACATED AS DESCRIBED IN ORDINANCE NO. 233, OF THE CITY OF ARCADIA, RECORDED IN BOOK 9568, PAGE 282, OFFICIAL RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF BALDWIN AVENUE DESCRIBED AS PARCEL "A" IN DEED TO THE COUNTY OF LOS ANGELES RECORDED IN BOX 37737, PAGE 127, OFFICIAL RECORDS OF SAID COUNTY AND AS SHOWN ON COUNTY SURVEYORS MAP NO. 3-2181 WITH THE NORTHERLY LINE OF HUNTINGTON DRIVE DESCRIBED AS PARCEL NO. 2 IN DEED TO THE CITY OF ARCADIA, RECORDED IN BOOK 9396, PAGE 145 OFFICIAL RECORDS OF SAID LOS ANGELES COUNTY; THENCE EASTERLY ALONG SAID NORTHERLY LINE OF HUNTINGTON DRIVE NORTH 86DEG.05'00" EAST 20.19 FEET MORE OR LESS TO A POINT IN A LINE PARALLEL WITH AND DISTANT 20.00 FEET EASTERLY MEASURED AT RIGHT ANGLES TO SAID EASTERLY LINE OF BALDWIN AVENUE; SAID POINT ALSO BEING THE NORTHERLY LINE OF HUNTINGTON DRIVE, THENCE ALONG SAID NORTHERLY LINE OF HUNTINGTON DRIVE NORTH 36DEG.05'00" EAST 305.65 FEET TO THE BEGINNING OF A TANGENT CURVE, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE, THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 11,569.17 FEET, THROUGH A CENTRAL ANGLE OF 00DEG.09'00", AN ARC DISTANCE OF 30.29 FEET TO A CURVE
CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE NORTHEASTERLY ALONG SAID CURVE HAVING A RADIUS OF 5,839.60 FEET, THROUGH A CENTRAL ANGLE OF 00DEG.

                                  EXHIBIT B (cont.)

EASEMENT NO.  3



THROUGH A CENTRAL ANGLE OF 00DEG.27'00", AN ARC DISTANCE OF 30.86 FEET TO A CURVE, CONCAVE SOUTHWESTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE WESTERLY ALONG SAID CURVE HAVING A RADIUS OF 2974.82 FEET, THROUGH A CENTRAL ANGLE OF 1DEG.22'53", AN ARC DISTANCE OF 71.73 FEET TO THE TRUE POINT OF BEGINNING, CONTAINING 0.486 ACRES, MORE OR LESS.








                                  EXHIBIT B (cont.)

                                                               JOB NUMBER 5164
                                                               DECEMBER 31, 1973

                                EXHIBIT "A" - PART VI

                               ACCESS ROAD EASEMENT #4
                         FROM SANTA ANITA CONSOLIDATED, INC.
                                     TO DEVELOPER

THAT PORTION OF LOT 5, TRACT NO. 949, IN THE CITY OF ARCADIA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS SHOWN ON MAP RECORDED IN BOOK 17, PAGE 13 OF MAPS, RECORDS OF SAID COUNTY; AND OF HUNTINGTON DRIVE, VACATED AS DESCRIBED IN ORDINANCE NO. 233, OF THE CITY OF ARCADIA, RECORDED IN BOOK 9568, PAGE 282, OFFICIAL RECORDS OF SAID COUNTY, DESCRIBED AS FOLLOWS:


BEGINNING AT THE INTERSECTION OF THE EASTERLY LINE OF BALDWIN AVENUE DESCRIBED AS PARCEL "A" IN DEED TO THE COUNTY OF LOS ANGELES RECORDED IN BOOK 37737, PAGE 127, OFFICIAL RECORDS OF SAID COUNTY AND AS SHOWN ON COUNTY SURVEYORS MAP NO. B-2181 WITH THE NORTHERLY LINE OF HUNTINGTON DRIVE DESCRIBED AS PARCEL NO. 2 IN DEED TO THE CITY OF ARCADIA, RECORDED IN BOOK 9396, PAGE 145 OFFICIAL RECORDS OF SAID LOS ANGELES COUNTY; THENCE EASTERLY ALONG SAID NORTHERLY LINE OF HUNTINGTON DRIVE NORTH 86DEG. 05'00" EAST 20.19 FEET MORE OR LESS TO A POINT IN A LINE PARALLEL WITH AND DISTANT 20.00 FEET EASTERLY MEASURED AT RIGHT ANGLES TO SAID EASTERLY LINE OF BALDWIN AVENUE; SAID POINT ALSO BEING THE NORTHERLY LINE OF HUNTINGTON DRIVE, THENCE ALONG SAID NORTHERLY LINE OF HUNTINGTON DRIVE NORTH 86DEG. 05'00" EAST 305.65 FEET TO THE BEGINNING OF A TANGENT CURVE, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE, THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 11,569.17 FEET, THROUGH A CENTRAL ANGLE OF 00DEG. 09'00", AN ARC DISTANCE OF 30.29 FEET TO A CURVE
CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE NORTHEASTERLY ALONG SAID CURVE,

                                  EXHIBIT B (cont.)

                                                                JOB NUMBER 5164
                                                                JANUARY 24, 1974
                                                                PAGE 2


HAVING A RADIUS OF 5,839.60 FEET THROUGH A CENTRAL ANGLE OF 00DEG. 18'00",
AN ARC DISTANCE OF 30.58 FEET TO A CURVE, CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 3,929.75 FEET, THROUGH A CENTRAL ANGLE OF 00DEG. 27'00", AN ARC DISTANCE OF 30.86 FEET TO A CURVE, CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE NORTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 2,974.32 FEET, THROUGH A CENTRAL ANGLE OF 04DEG. 36'07", AN ARC DISTANCE OF 238.93 FEET TO A CURVE CONCAVE SOUTHEASTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE; THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 2,974.82 FEET, THROUGH A CENTRAL ANGLE OF 01DEG. 22'53", AN ARC DISTANCE OF 71.73 FEET TO A CURVE CONCAVE SOUTHWESTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE, AND BEING COMPOUND TO THE AFOREMENTIONED CURVE, THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 3,929.75 FEET, THROUGH A CENTRAL ANGLE OF 00DEG. 27'00", AN ARC DISTANCE OF 30.86 FEET TO A CURVE, CONCAVE SOUTHWESTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE SOUTHEASTERLY ALONG SAID CURVE, HAVING A RADIUS OF 5,839.60 FEET, THROUGH A CENTRAL ANGLE OF 00DEG. 18'00", AN ARC DISTANCE OF 30.58 FEET TO A CURVE CONCAVE SOUTHWESTERLY, SAID CURVE BEING THE AFOREMENTIONED NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING COMPOUND TO THE AFOREMENTIONED CURVE; THENCE SOUTHEASTERLY ALONG SAID CURVE HAVING A RADIUS OF 11,569.17 FEET, THROUGH A CENTRAL ANGLE OF 00DEG. 09'00", AN ARC DISTANCE OF 30.29 FEET TO A LINE, SAID LINE BEING THE AFOREMENTIONED

                                  EXHIBIT B (cont.)

NORTHERLY LINE OF HUNTINGTON DRIVE AND BEING TANGENT TO THE AFOREMENTIONED CURVE; THENCE ALONG SAID NORTHERLY LINE SOUTH 86DEG. 08'00" EAST 574.72 FEET TO A POINT; SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTHERLY LINE SOUTH 86DEG. 08'00" WEST 25.00 FEET; THENCE LEAVING SAID NORTHERLY LINE OF HUNTINGTON DRIVE NORTH 03DEG. 53'00" EAST 150.00 FEET; THENCE NORTH 86DEG. 08'00" WEST 25.00 FEET; THENCE SOUTH 03DEG. 53'00" WEST 150.00 FEET TO A POINT IN THE AFOREMENTIONED NORTHERLY LINE; SAID POINT ALSO BEING THE POINT OF BEGINNING, CONTAINING 0.086 ACRES, MORE OR LESS.







                                  EXHIBIT B (cont.)

                      Exhibit C to Property Management Agreement




          D. To sell, convey, transfer, lease, sublease or otherwise dispose of all or portions of the Partnership's interest in the Real Property or other assets of the Partnership, and to execute and deliver as agent for Company and agent for the Partnership, any and all instruments necessary to effectuate such transactions.


                                      ARTICLE 8.


          8.01. HAHN'S DUTIES OF MANAGEMENT. Hahn, at its sole expense, agrees to provide or cause to be provided to the Partnership: (1) a Development Coordinator approved by Company in writing and acceptable to Company on a continuing basis, to supervise and manage the development of the Real Property, such supervision and management to be full time after the commencement of construction and so long thereafter as the partners determine may be reasonably necessary for the project; (2) the services of such other administrative, supervisory, or management personnel as may be necessary to supervise the planning, design, engineering and construction of a regional shopping center on the Real Property, including personnel for supervision of development and leasing of portions of the Real Property and administration of architectural, engineering, and construction contracts, and (3) any equipment, supplies and facilities needed by the Development Coordinator or any other personnel employed by Hahn for the performance of the aforementioned duties.


                                       6.                       Exhibit C Page 1

          8.02. COSTS OF DEVELOPMENT. Except for services and equipment to be provided by Hahn under Section 8.01 hereof, all work and services performed upon or adjacent to the Real Property and all services and expenses directly related thereto are costs of the Partnership. Such work, services, supplies and expenses shall include but not be limited to: (1) the services of engineers, geologists, architects, planners, workmen, contractors and suppliers of materials used in construction; (2) fees paid to public agencies for permits, bonds, or applications to obtain approvals necessary for development of the Real Property, including zoning and subdivision approvals, and other expenses related to the obtaining of such approvals; (3) costs of leasing buildings and/or space within buildings on the Real Property to commercial and other tenants, including leasing commissions; (4) attorneys fees for the Partnership as may be approved by Company pursuant to Section 9.01(N) hereof; and (5) other expenses for the preparation of the architectural and engineering plans for development of the Real Property, the work upon and adjacent to the Real Property in accordance with the plans of development.

          8.03. SPECIAL COSTS. If any special or unusual services are recommended by Hahn to be required to effectuate the development of the Real Property, the costs of such services shall be costs of the Partnership only when prior written approval of expenditures for such services has been obtained from Company. In the event that such approval is not obtained from Company, and Hahn elects to order the

                                     7.                        Exhibit C Page 2
performance of such services, the costs of any such services shall be the sole responsibility of Hahn. Such services shall include any services not ordinarily incurred in the course of developing a regional shopping center in Southern California.

          8.04.     SPECIFIC DUTIES.

          A. MASTER PLAN. Hahn shall prepare or cause to be prepared for the Partnership a Master Plan for development of the Real Property and submit such Master Plan to Company for its approval. In the event Company disapproves such Master Plan, Hahn shall revise it to meet the objections of Company. The Master Plan shall include but not be limited to the following component plans:

               (1) A site plan indicating the placement of all buildings on the Real Property, the location of all parking spaces, the areas of ingress and egress and traffic flow within the regional shopping center, including the locations of traffic lights, if any, relating to the shopping center development;

               (2) A site improvement plan indicating the location, type, and estimated cost of all on-site and off-site improvements;

               (3)  An architectural design plan including,


                                          8.                   Exhibit C Page 3
               but not limited to, a complete interior floor plan, interior and exterior details and elevations with colors and materials, interior and exterior signing for all buildings to be constructed on the Real Property and the location and nature of all landscaping proposed for the Real Property;

                    (4) A leasing plan indicating the location of all tenants by name or proposed use together with a summary of the projected terms and conditions of the leases with such tenants;

                    (5) A construction budget indicating the estimated cost of all improvements to be constructed on the Real Property, the proposed contractors therefor, and the timing of construction.

                    (6) A financing plan indicating the proposed source of financing for the development of the Real Property together with the terms and conditions of all financing commitments provided that all borrowing shall be done in the name of the Partnership without recourse to any of the partners.

                    (7) A fine arts plan indicating the nature and location of all works of fine arts including, but not limited to, graphic arts, sculptures, paintings, fountains, decorative grillwork and scrolls, and monuments.


                                       9.

               The parties understand that the component plans may be developed and submitted to Company separately and that such plans will be subject to revisions and changes as the Master Plan is developed in conjunction with leasing activities. Hahn shall not apply for building permits for construction work to carry out the approved Master Plan, which include material deviations from such Master Plan without the prior written consent of Company.

                    After approval of the Master Plan by Company, Hahn shall
               endeavor in consultation with Company to obtain the approval of the City of Arcadia of such elements of the Master Plan as may require city approval in order to construct the contemplated buildings and improvements to the Real Property.

                    B. ANNUAL PLAN. Hahn shall prepare prior to the commencement of each calendar year during the term of the Partnership an annual plan for the Partnership indicating development and operation activities reasonably anticipated to occur in the said calendar year based upon Hahn's projection of such activities. Said annual plan shall be submitted to Company for its approval, and in the event Company disapproves such annual plan Hahn shall revise it to meet the objections of Company. The annual plan shall include but not be limited to:

                        (1) A statement of proposed sources of funds for development during said year and the


                                       10.

                    uses of said funds, said statement to provide a quarterly breakdown;

                        (2) A description of all leases expected to be entered into during said year, and a general schedule of proposed leasing terms and arrangements together with the standard form of lease to be used for mall tenants;

                        (3) A description of all construction contracts expected to be entered into during said year;

                        (4) A description of all maintenance and operational costs expected to be incurred during such year.

               Each annual plan when approved shall not be materially deviated from without the prior written consent of Company.

                    C. FINANCING. It shall be the responsibility of Hahn to arrange interim and permanent financing for the development of the Real Property. Company shall have no obligation whatsoever to obtain such financing, but shall have the right of prior written approval of any and all financing arrangements or commitments. In the event such financing is not obtainable or the terms of financing would render the project uneconomic (as hereinafter described), and a firm financing commitment is therefore not obtained prior to April 30, 1973, this Partnership shall be terminated in accordance with


                                       11.

     Article 16 hereof, and Hahn shall not be deemed to be in default hereof as a result of the failure to obtain such financing. For purposes of this Section, the project shall be deemed to be uneconomic if the cost of the financing would not permit the Partnership to realize a rate of return on the assets owned by the Partnership at least equal to a reasonable return on similar properties used for shopping centers in Southern California at that time.

          D. CONSTRUCTION, OPERATION AND RECIPROCAL EASEMENT AGREEMENT. It shall be the responsibility of Hahn to prepare and record a Construction, Operation and Reciprocal Easement Agreement setting forth reciprocal easement rights and development standards for the regional shopping center. Company shall have the right of prior written approval of said Agreement. Hahn shall use its best efforts to secure the consent of the Major Department Stores to the Agreement or to have such parties join in the Agreement.

          E. MAJOR DEPARTMENT STORES. Hahn and Company understand that two Major Department Stores have indicated an intention to enter into Subgroundleases of portions of the Real Property for the purpose of constructing Major Department Stores. The Lease of the Real Property is contingent upon the construction of the shopping center, as described herein in Paragraph 1 of the Recitals, which requires a third Major Department Store to enter into a Subgroundlease of a portion

                                      12.

     of the Real Property. In the event that Hahn is unable to secure such a written commitment from a third Major Department Store in accordance with the terms of the ground lease of the Real Property, this Agreement will automatically terminate, unless the requirement for inclusion of a third Major Department Store is expressly waived by the Landlord as provided in the ground lease of the Real Property.


          8.05. SHOPPING CENTER MANAGEMENT.

          Hahn shall employ a Shopping Center Manager, approved by Company in writing, to administer and direct the operation, including promotional activities, of the shopping center on the Real Property. The direct costs of such Manager and personnel employed for the operation of the center shall be costs of the Partnership.


                                ARTICLE 9.

          9.01. COMPANY'S APPROVAL OF MANAGEMENT DECISIONS. Notwithstanding the provisions of Articles 7 and 8, Hahn shall take none of the following actions without the express written approval of Company:

          A.  Sell, mortgage or hypothecate any Partnership property.

          B. Release, assign or transfer any Partnership property, claims, securities, commodities or any


                                      13.

     other assets belonging to the Partnership.

          C. Make unsecured loans or become a surety, guarantor, endorser or accommodation endorser in the name of the Partnership for any other person or firm in amounts in excess of the fair market value of Hahn's equity interest in the Partnership.

          D. Borrow money in the firm name or utilize collateral owned by the Partnership as security for non-Partnership loans.

          E. Sell, mortgage, hypothecate, pledge or assign as security its interest in the Partnership (subject to the provisions of Article 13 hereof).

          F.  Lend any funds of the Partnership.

          G. Submit either a Partnership claim or a claim against the Partnership for liability to arbitration or reference.

          H. Do any act in contravention of the Partnership's Certificate of Limited Partnership.

          I. Do any act which would make it impossible to carry on the ordinary business of the Partnership.

          J.  Confess a judgment against the Partnership.


                                      14.

          K. Possess Partnership property or assign rights in specific Partnership property for other than a Partnership purpose or as is set forth in this Agreement.

          L. File any tentative or final tract map on all or any portion of the Real Property or accept any conditions relating thereto.

          M. Record the Construction, Operation and Reciprocal Easement Agreement referred to in Article 8 or any amendment or waiver thereof.

          N. Execute any contract for or employ the services of any architect, engineer, leasing agent, attorney, or other consultant.

          O. Select any contractor for construction of improvements on the Real Property or execute any contract with such contractor.

          P.   Execute any financing commitment on behalf of the Partnership.

          Q. Execute any contract or agreement or undertaking in which the obligations of Company, as limited partner, are not expressly limited to the Partnership interest of Company.

          R.   Substantially change accounting principles


                                                    Exhibit C Page 10
     and procedures employed in keeping the books of account or in preparing financial statements.

          S. Adopt, implement or amend the Master Plan referred to in Article 8 or any annual plan referred to in Article 8 except as provided in Article 8.

          T. Execute any lease (i) the terms of which do not conform in all material respects to the then approved Annual Plan, or (ii) with a tenant not previously approved by Company.

          U.   Amend this Agreement.

          V.   Terminate the Partnership.

          W. Submit any application to the City of Arcadia for approvals under any zoning, subdivision or building and safety ordinance, resolution, or regulation except for building permits for interior construction of mall tenant stores.


                                     ARTICLE 10.

          10.01. ARCHITECT. The architect for development of the Real Property shall be Gruen Associates, and the employment of any other architect shall require the consent of Company.

          10.02. LEASING AGENT. The leasing agent for the regional shopping center shall be Coldwell, Banker & Com--


                                                    Exhibit C Page 11
effected and alternations shall be permitted either on the face of this instrument, by way of addendum, or in an entirely new document, providing only, that such alteration shall be dated and the signatures of each of the partners shall appear in reasonable proximity to such alteration.


                                     ARTICLE 28.

          28.01. REQUIRED APPROVALS. Wherever in this Agreement the consent or approval of Hahn or Company is required, it is agreed that such consent or approval will be promptly considered and acted upon and shall not be unreasonably withheld, except the following matters with regard to which the consent or approval of Company shall be at the sole discretion of Company without limitation:

          1. The architectural design plan specified in Section 8.04.A(3) hereof;

          2. The location and areas of ingress to and egress from and traffic circulation within the Shopping Center as shown on the site plan specified in Section 8.04.A(1) hereof;

          3. The financing plan specified in Section 8.04.A(6) hereof and any sale, mortgage or hypothecation of partnership property;

          4.   The fine arts plan specified in Section 8.04.A(7) hereof.


                                                    Exhibit C Page 12

Company agrees to give Hahn its written approval or disapproval of such matters within 30 business days after Company's receipt of such plans.

          28.02. HAHN APPROVAL. Hahn represents and warrants that only Ernest W. Hahn, Inc. has and, for the life of this Agreement, will have the rights of approval or consent to all matters or actions to be taken by Hahn under this Agreement.

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

          HAHN/UPI, a limited partnership, as General Partner
             By Ernest W. Hahn, Inc., a corporation,
               as general partner in Hahn/UPI

               By   /s/ Ernest W. Hahn
                  --------------------------------------------------------------
                    Ernest W. Hahn, Chief Executive Officer

               By   /s/ Authorized Officer
                  --------------------------------------------------------------
                    Assistant, Secretary


          SANTA ANITA ENTERPRISES, INC., Limited Partner

               By   /s/ Authorized Officer
                  --------------------------------------------------------------
                               President

               By   /s/ Authorized Officer
                  --------------------------------------------------------------
                               Secretary


          The undersigned in its individual capacity hereby consents to Sections 13.01 and 13.06.

                                   ERNEST W. HAHN, INC.

                                   By   /s/ Ernest W. Hahn
                                        ----------------------------------------
                                        Ernest W. Hahn, Chief Executive Officer

                                   By   /s/ Authorized Officer
                                        ----------------------------------------
                                        Assistant Secretary


                                                  Exhibit C Page 13

                                      EXHIBIT D

                                 DOCUMENTATION FEES*

A.   GROUND LEASE - $3,000.00
     Three Thousand and No/100 Dollars for a new or renewal leases payable to Manager when the document is forwarded to the Tenant. Excluding May Co. and Nordstrom.

B.   NEW OR RENEWAL LEASES - $750.00
     Seven Hundred and Fifty Dollars ($750.00) for new or renewal leases payable to Manager when the document is forwarded to the Tenant.

C.   LEASE AMENDMENTS - $300.00
     Three Hundred and No/100 Dollars ($300.00) for lease amendments payable to Manager when the document is forwarded to the Tenant.

D.   LEASE ASSIGNMENTS - $500.00
     Five Hundred Dollars ($500.00) for lease assignments payable to Manager at the time the documentation is forwarded to Tenant.

E.   TERMINATION/SUBORDINATIONS/WAIVERS - $250.00
     Two Hundred Fifty and No/100 Dollars ($250.00) for lease terminations, subordinations or waivers payable to Manager at the time the documentation is forwarded to the Tenant.

F.   CONSENT TO SUBLEASE - $500.00
     Five Hundred and No/100 Dollars ($500.00) for a consent to sublease payable to Manager at the time the documentation is forwarded to the Tenant.

G.   WAIVER/SUBORDINATION OF LIEN/TEMPORARY LEASES - $300.00
     Three Hundred and No/100 Dollars ($300.00) for a lease waiver, subordination of lien or temporary lease (i.e., a lease for no more than six (6) months) payable to Manager at the time the documentation is forwarded to the Tenant.

H. ACKNOWLEDGEMENT OF CHANGE IN OWNERSHIP/PUBLIC STOCK OFFERING - $250.00 Two Hundred Fifty and No/100 Dollars ($250.00) for an acknowledgement of change in ownership/public stock offering payable to Manager at the time the documentation is forwarded to the Tenant.

I.   TRADE NAME CHANGE - $50.00
     Fifty and No/100 Dollars ($50.00) for a trade name change payable to Manager at the time the document is forwarded to the Tenant.


--------------------------------------------------------------------------------


* MANAGER MAY CHANGE THE DOCUMENTATION FEES SET FORTH HEREIN PROVIDED (i) MANAGER SHALL NOTIFY OWNER IN WRITING THIRTY (30) DAYS PRIOR TO ANY SUCH CHANGE(S) AND (ii) THE REVISED FEES ARE SIMILAR TO MANAGER'S OTHER MANAGED PROJECTS.